Exhibit 99(c)
MBNA CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Benjamin R. Civiletti, Stuart L. Markowitz and William B. Milstead, and each or any of them, as proxies, with full powers of substitution, to represent and to vote all shares of the common stock of MBNA Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation to be held on [___], 2005 and at any adjournment thereof. The undersigned acknowledges receipt of notice of the meeting and the proxy statement.
     The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

	FOR	AGAINST	ABSTAIN
1. APPROVAL OF THE MERGER WITH BANK OF AMERICA CORPORATION	☐	☐	☐

2. APPROVAL OF PROPOSAL TO ADJOURN THE MBNA SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES	☐	☐	☐

I will attend the Special Meeting. If “YES,” please bring photo identification for admission and, if your shares are held in street name, please bring proof of ownership.	YES ☐	NO ☐
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     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and, in accordance with their judgment, by the persons named as proxies on all other matters that may properly come before the Special Meeting of Stockholders.
     If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2.
     Please date and sign exactly as name appears below. When shares are held jointly, any co-owner may sign unless the Secretary of the Corporation has been given notice to the contrary and has been furnished with a copy of the order or instrument that so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:	, 2005

Signature:

Please mark, sign, date and return this proxy card promptly in the enclosed envelope.